Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF PROMISSORY NOTE

Principal Amount: $[ ]	Dated as of March [ ], 2023
New York, New York

CIIG Capital Partners II, Inc., a Delaware corporation (“Maker”), promises to pay to the order of [ ], or its registered assigns or successors in interest (“Payee”), or order, the principal sum of [ ] ($[ ]) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. This Note is being made in connection with the deposit to extend the termination date of the Trust Account (as defined below) of March 17, 2023 for an additional six (6) months to September 17, 2023 (the “Extension”) pursuant to the Investment Management Trust Agreement, dated as of September 14, 2021 (the “Trust Agreement”), by and between Maker and Continental Stock Transfer & Trust Company, a New York corporation. All payments on this Note shall be made by wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) the date on which Maker consummates an initial business combination (the “Business Combination”) and (ii) the date that the winding up of Maker is effective (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time by Maker, at its election and without premium or penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Optional Conversion.

(a) Upon consummation of the Business Combination and at Payee’s option, Payee may elect, by written notice to Maker, to convert up to [ ] ($[ ]) of this Note into that number of warrants (the “Conversion Warrants”) to purchase a number of shares of Class A Common Stock, par value $0.0001 per share, of Maker equal to: (i) the portion of the principal amount of this Note being converted pursuant to this Section 3, divided by (ii) $1.00. The Conversion Warrants shall be identical to the warrants issued by Maker to Payee in a private placement upon the consummation of Maker’s initial public offering (the “IPO”). The Conversion Warrants and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares recapitalization, amalgamation, consolidation or reorganization, shall be entitled to registration rights on the same terms as the registration rights with respect to the private placement warrants set forth in that certain Registration Rights Agreement, dated as of September 14, 2021, by and among Maker, Payee and the other parties thereto.

(b) Upon any complete or partial conversion of the principal amount of this Note (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after giving effect to any such conversion and (iv) in exchange for all or any portion of the surrendered Note described in Section 3(a), Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee or such other persons, the “Holders”) the Conversion Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that Payee shall pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Use of Proceeds. On or prior to the date of this Note, the Payee shall remit the full principal amount to the Maker. The Maker hereby represents, warrants and covenants to the Payee, that the entire principal amount will be used by the Maker solely for purposes of making a payment pursuant to the Trust Agreement for the Extension.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Breach of Use of Proceeds. Failure by Maker to comply with the provisions of Section 5 of this Note.

(c) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having competent jurisdiction in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) or Section 6(b) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(c) or 6(d), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Enforcement Costs. In case any principal of this Note is not paid when due, Maker shall be liable for all costs of enforcement and collection of this Note incurred by the Payee and any other Holders, including, but not limited to, reasonable attorneys’ fees and expenses.

9. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

11. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

12. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided however that Maker, may, in its sole discretion, repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account in connection with a Business Combination. Notwithstanding the foregoing, the Payee does not waive any Claims, and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim, against the Trust Account for distributions of remaining funds released to the Maker from the Trust Account following redemptions or other distributions to Maker’s public stockholders.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, that upon the announcement of a Business Combination or occurrence and/or during the continuation of an Event of Default, Payee shall have the right to assign this Note in its discretion without the consent of Maker upon reasonable written notice thereof to Maker.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CIIG Capital Partners II, Inc.

By:
Name:	Michael Minnick
Title:	Co-Chief Executive Officer

Acknowledged and Agreed to

as of the date first written above.

Payee

By:
Name:
Title: